Exhibit 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER


      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. ss.1350), the undersigned, Marissa Dermer, Chief Financial Officer of Onspan Networking, Inc. (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the year ended September 30, 2002 (the "Report").

      The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 17th day of January, 2003.


                                     By: /s/ Marissa Dermer
                                         Marissa Dermer,
                                         Chief Financial Officer